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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-19426, 33-32235, 33-32243, 33-37464, 33-42817, 33-51756, 33-61777, 33-42818, 33-51764, 33-50777, 33-59165, 33-52197, 2-60117, 2-80183, 2-61333, 2-89417, 333-08116, 333-08497, 333-08118, 333-08495, 333-53973, 333-53995, 333-38514, 333-61156, 333-65078, and 333-106930) of Storage Technology Corporation of our report dated March 3, 2004 relating to the financial statements, which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Denver, Colorado
March 8, 2004

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  Exhibit 23.1